UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2006

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1, 3 THROUGH 8  NOT APPLICABLE.

Item 2.02.          Results of Operations and Financial Condition.

          Astoria Financial Corporation has updated its written investor slide presentation material which is included herein in Exhibit 99.1.   This information includes, among other things, a review of financial results and trends through the period ended December 31, 2005, and is intended to be made available to investors attending the KBW Regional Bank Conference in Boston March 1, 2006.  This material will also be made available to shareholders, analysts and investors, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending March 31, 2006.  A copy of the presentation material is available on the company’s investor relations website, http://ir.astoriafederal.com.

          The presentation material provides certain information which may be considered  non-GAAP financial information.  These items may include, tangible stockholders’ equity, book value and tangible book value and related calculations.

          The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1    Slide presentation that Astoria Financial Corporation will make available to shareholders, analysts, investors and investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending March 31, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

	By:	/s/ Peter J. Cunningham

Peter J. Cunningham
First Vice President and
Director of Investor Relations
February 28, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Slide presentation that Astoria Financial Corporation will make available to investors during the quarter ending March 31, 2006.